Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 1,478 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our report dated February 21, 2014 on Agribusiness ETF, Coal ETF, Global Alternative Energy ETF, Gold Miners ETF, Junior Gold Miners ETF, Natural Resources ETF (formerly, RVE Hard Assets Producers ETF), Oil Services ETF, Rare Earth/Strategic Metals ETF, Solar Energy ETF, Steel ETF, Unconventional Oil & Gas ETF and Uranium + Nuclear Energy ETF (twelve of the investment funds constituting part of the Market Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2013.

/s/ Ernst & Young LLP

New York, NY

April 29, 2014